DATED: 16 JUNE  2004

SECURE RISKS LIMITED  (1)

and

BRUCE M. BRAES  (2)

_________________________________

SERVICE AGREEMENT

___________________________________

Mishcon de Reya

Summit House

12 Red Lion Square

London WC1R 4QD

Tel: 020 7440 7000

Fax: 020 7404 5982

Ref: 65/JCB/SML

j:\jmw\jmw business\jmw active\richardson & patel\universal guardian holdings\strategic securities solutions\braes sssi service agreement.doc

TABLE OF CONTENTS

1

DEFINITIONS

1

2

APPOINTMENT

1

3

TERM

1

4

DUTIES

1

5

HOURS AND PLACE OF WORK

1

6

REMUNERATION

1

7

EXPENSES

1

8

HOLIDAYS

1

9

SICKNESS

1

10

PENSION/DEATH BENEFITS

1

11

OTHER ACTIVITIES

1

12

CONFIDENTIAL INFORMATION

1

13

COMPANY PROPERTY

1

14

INTELLECTUAL PROPERTY

1

15

TERMINATION

1

16

GARDEN LEAVE

1

17

RESTRICTIVE COVENANTS

1

18

DISCIPLINARY AND GRIEVANCE PROCEDURE

1

19

PERSONAL DATA

1

20

E-MAIL AND INTERNET

1

21

NOTICES

1

22

FORMER AGREEMENTS

1

23

CONSTRUCTION

1

24

THIRD PARTY RIGHTS

1

25

PROPER LAW

1

Braes SSSI Service Agreement

THIS AGREEMENT is dated June 17th, 2004 and is made BETWEEN:

(1)      SECURE RISKS LIMITED, whose registered office is at Summit House, 12 Red Lion Square, London WC1R 4QD United Kingdom, (the "Company"); and

(2)

BRUCE M. BRAES of  13 Westcroft Court, Beechwood Grove, Livingston, West Lothian, Scotland. EH 54 7EW. United Kingdom.                                                           (the "Executive")

IT IS AGREED as follows:

1.

DEFINITIONS"\l 1 DEFINITIONS

1.1

In this Agreement:

the following expressions have the following meanings:

"associated company" means an associated company within the meaning of section 416 of the Income and Corporation Taxes Act 1988;

the "Board" means the board of directors for the time being of the Company or any committee of the board of directors duly appointed by it;

"Change of Control" means that the control (as defined for the purposes of Section 416 of the Income and Corporation Taxes Act 1988) of the company concerned shall have passed or been transferred to any person or persons other than the person or persons in control of the company concerned at the date of this Agreement;

the "Employment" means the Executive's employment under this Agreement;

"Good Reason" means a Change of Control or  the Company demoting the Executive from his position as Managing Director;

"Group Company" and "Group" means the Company, its ultimate holding company and any subsidiary or associated company of the Company or its ultimate holding company;

Braes SSSI Service Agreement

"Intellectual Property Rights" means all copyright (including rights in software), trade marks, service marks, registered and unregistered design rights, patents, applications for and the right to register any of the above rights and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

"Investment" means any holding as a bona fide investment of not more than three per cent of the total issued share capital or debentures in any company whose shares are quoted or dealt in on any recognised investment exchange.

"subsidiary" and "holding company" have the meanings given to them in section 736 of the Companies Act 1985 as amended;

2.

APPOINTMENT"\l 1 APPOINTMENT

The Executive will be employed as Managing Director – Secure Risks - Strategic Security Solutions on the terms set out in this Agreement.

3.

TERM"\l 1 TERM

3.1

The Employment will commence on June 17th, 2004 (the "Start Date") and will continue until terminated:

3.1.1

as provided for elsewhere in this Agreement;

3.1.2

by either party giving to the other not less than 3 months' prior written notice (such notice not to expire at any time before the first anniversary of the Start Date), but in any event automatically on the third anniversary of the Start Date; or

3.1.3

automatically when the Executive reaches 65 years of age or such other age as the Board shall determine is the normal retirement age from time to time.

3.2

The Executive's previous employment with Strategic Security Solutions International Limited does not count as part of the Executive's continuous employment with the Company.

Braes SSSI Service Agreement

4.

DUTIES"\l 1 DUTIES

4.1

The Executive shall:-

4.1.1

devote the whole of his working time and attention to the duties assigned to him;

4.1.2

faithfully and diligently serve the Company (and all Group Companies);

4.1.3

use his best endeavours to promote and protect the interests of the Company (and all Group Companies);

4.1.4

obey all reasonable and lawful directions given to him by or under the authority of the Board;

4.1.5

perform services for and hold offices in any Group Company without additional remuneration;

4.1.6

carry out his duties and exercise his powers jointly with such person as the Board may appoint to act jointly with him; and

4.1.7

make such reports to the Board on any matters concerning the affairs of the Company or any Group Company as are reasonably required.

4.2

The Company may at its sole discretion transfer this Agreement to any Group Company at any time.

5.

HOURS AND PLACE OF WORK"\l 1 HOURS AND PLACE OF WORK

5.1

The Executive's normal working hours are 9.00 a.m. to 5.00 p.m. Monday to Friday, together with such additional hours as may be necessary for the proper performance of his duties.

5.2

The Working Time Regulations 1998 limit the average working week (as calculated over a 17 week period) of workers to a maximum of 48 hours.  The Executive agrees to opt out of the relevant part of the Working Time

Braes SSSI Service Agreement

Regulations. Should the Executive wish to terminate this opt-out then he may do so by giving not less than three months' written notice addressed to the Company Secretary.

5.3

The Executive's normal place of work will be the Company's premises at 1st Floor, Stadium House, Alderstone Road, Livingston, EH54 7DN
but the Company may require the Executive to work at any place within the United Kingdom on either a temporary or an indefinite basis.  The Executive will be given reasonable notice of any change in his place of work, at a time after the Board of Directors have unanimously agreed this change.

5.4

If the Executive's principal place of work is changed to a location which is outside reasonable commuting distance from his home, the Company will reimburse his reasonable relocation expenses in accordance with the Company's relocation policy from time to time.

5.5

If so required by the Company, the Executive shall travel to such places (whether in the United Kingdom or abroad) by such means and on such occasions as the Company may from time to time require.

6.

REMUNERATION"\l 1 REMUNERATION

6.1

The Company will pay to the Executive a salary at the rate of £100,000 per annum, payable by equal monthly instalments in arrears on or before the last working day of each calendar month.

6.2

The Executive shall be entitled to receive by way of further remuneration a discretionary bonus calculated in accordance with the Company’s established bonus schedule, as determined by the Board of Directors of the Company.   The Executive acknowledges that he has no right to receive a bonus and that he will not acquire such a right, nor shall the Board come under such an obligation, merely by virtue of having received one or more bonus payments during the Employment.  For the avoidance of doubt, the Executive will not be entitled to receive a bonus if his employment has terminated (for any reason) or he is serving any period of notice (whether on Garden Leave or otherwise) at the time that bonuses are paid.

Braes SSSI Service Agreement

6.3

The remuneration specified in clause 6.1 shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or any Group Company.

6.4

For the purposes of the Employment Rights Act 1996 or otherwise, the Executive hereby consents to the deduction of any sums owing by him to the Company or any Group Company at any time from his salary or any other payment due from the Company to the Executive.

7.

EXPENSES"\l 1 EXPENSES

The Company shall reimburse the Executive in respect of all travelling, hotel and other expenses properly and reasonably incurred by him in the proper performance of his duties under this Agreement, subject to the Executive providing such receipts or other evidence as the Company may require.

8.

HOLIDAYS"\l 1 HOLIDAYS

8.1

In addition to bank and other public holidays, the Executive will be entitled to minimum of 20 working days' paid holiday in each holiday year (being the period from 1 January to 31 December) to be taken at such time or times as may be approved by the Board.

8.2

In the respective holiday years in which the Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each complete month of service during the relevant year.

8.3

On termination of the Employment, the Company may either require the Executive to take any unused accrued holiday entitlement during any notice period or make payment in lieu of that entitlement. If the Executive has taken more holiday than his accrued entitlement, he will be required to reimburse the Company in respect of the excess days taken and the Company is authorised to deduct the appropriate amount from any sums due to him. Any payment in lieu or deduction made shall be calculated on the basis that each day of paid holiday is equivalent to 1/260th of the Executive's salary.

Braes SSSI Service Agreement

8.4

Any holiday not taken in a holiday year cannot be carried over to the subsequent year without the permission of the Board.

9.

SICKNESS BENEFITS"\l 1 SICKNESS BENEFITS

9.1

Provided the Executive complies with the notification and certification procedures below (or such additional or alternative procedures as the Company shall notify from time to time) he will be paid his salary during any absence from work due to illness or injury for an aggregate of up to 13 weeks in any period of 12 months. Such payments will be inclusive of any statutory sick pay and the Company may deduct from such payments the amount of any social security or other benefits that the Executive may be entitled to receive and, to the extent that such sums are recoverable from third parties in relation to such incapacity, payments under this clause will constitute a loan repayable on demand at such time as the Executive receives such third party payment.

9.2

The Executive shall notify the Company as soon as possible on the first day of absence of the reason for the absence.  The Executive shall be required to complete self-certification forms in respect of any period of absence and shall provide a medical certificate for any period of incapacity of more than seven days (including weekends). Further certificates must be provided to cover any further periods of incapacity.

9.3

The Company may require the Executive to be examined by a doctor appointed by the Company and the Executive consents to such doctor disclosing the results of the examination to the Company.

9.4

If the Executive is away from work due to illness or injury for a consecutive period of 40 working days the Company may (without prejudice to the provisions of clause 15) appoint another person or persons to perform the Executive's duties.

Braes SSSI Service Agreement

10.

PENSION [AND OTHER BENEFITS]"\l 1 PENSION/DEATH BENEFITS

10.1

The Company does not currently operate a pension scheme.  There is no contracting-out certificate in force in respect of the Employment.  The Company does not contribute to the stakeholder pension scheme.

10.2

Secure Risks is required to provide a £500,000 term life insurance policy in the name of the Executive for the benefit of his family, in the event of the Executive's death whilst in service.

11.

OTHER ACTIVITIES"\l 1 OTHER ACTIVITIES

The Executive shall not (unless otherwise agreed in writing by the Board) whether directly or indirectly, paid or unpaid, undertake, be engaged or concerned in the conduct of, be or become an employee, agent, partner, consultant or director of or assist or have any financial interest in any other actual or prospective business or profession, provided that this shall not prevent the Executive from holding an Investment.

12.

CONFIDENTIAL INFORMATION"\l 1 CONFIDENTIAL INFORMATION

12.1

The Executive shall not (save in the proper course of his duties or as authorised by the Company) use or communicate to any person (and shall use his best endeavours to prevent the use or communication of) any trade or business secrets or confidential information of or relating to the Company or any Group Company (including, but not limited to details of customers or suppliers, terms of business, business plans, financial information, sales and marketing information, details of employees and officers and their remuneration and other benefits, source codes, passwords or other confidential matters relating to computer systems, research and development projects, intellectual property, know-how and any information which the Executive has been told is confidential or which has been obtained in circumstances in which the Company or any Group Company is subject to a duty of confidentiality in relation to that information).

Braes SSSI Service Agreement

12.2

The restriction in clause 12.1 above shall continue to apply after the termination of the Employment howsoever arising and shall include information in the public domain for so long as the Executive is in a position to use such information more readily than others who have not worked for the Company or any Group Company.  It shall not apply to information which the Executive may be ordered to disclose by a court of competent jurisdiction or which the Executive discloses pursuant to and in accordance with the Public Interest Disclosure Act 1998.

13.

COMPANY PROPERTY"\l 1 COMPANY PROPERTY

On the termination of the Employment or at any time at the request of the Company, the Executive shall immediately deliver up to the Company all property of the Company or any Group Company which may be in the Executive's possession or control including, without limitation, keys, mobile phone, company car, computer equipment, all correspondence, documents, papers, memoranda, notes and records (including, without limitation, any records stored by electronic means, together with any codes or implements necessary to give full access to such records), system designs, software designs and software programmes (in whatever media) and all copies of the above.

14.

INTELLECTUAL PROPERTY"\l 1 INTELLECTUAL PROPERTY

14.1

The Executive shall promptly disclose to the Company any idea, invention or work which is relevant to or capable of use in the business of the Company or any Group Company, made by him in the course of his employment (whether or not in the course of his duties).  The Executive acknowledges that the Intellectual Property Rights subsisting (or which may in the future subsist) in any such ideas, inventions or works will, on creation, vest in and be the exclusive property of the Company and if they do not do so he hereby assigns them to the Company, such assignment to take effect upon the creation of each of the Intellectual Property Rights.  The Executive hereby irrevocably waives any moral rights which he may have in any such ideas, inventions or works

Braes SSSI Service Agreement

which are or have been conferred upon him by chapter IV of part I of the Copyright, Designs and Patents Act 1988.

14.2

The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause and acknowledges in favour of any third party that a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be exclusive evidence that such is the case.

15.

TERMINATION"\l 1 TERMINATION

15.1

The Company may terminate the Executive's employment at any time without prior notice or payment in lieu of notice if the Executive:-

15.1.1

is guilty of gross misconduct (which, for the avoidance of doubt, includes any conduct which tends to bring the Company into disrepute);

15.1.2

is convicted of any criminal offence other than a motoring offence for which no custodial sentence is given to him;

15.1.3

becomes bankrupt or makes any arrangement or composition with or for the benefit of his creditors;

15.1.4

is disqualified from holding any office which he holds in the Company or resigns from such office without the prior written approval of the Board; or

15.1.5

becomes of unsound mind or a patient under any statute relating to mental health.

15.2

Termination by Executive for Good Reason.

Should the Executive terminate the Employment for a Good Reason,

Braes SSSI Service Agreement

he will be entitled to payment of the Termination Benefits, subject to him giving the Company notice in writing within 90 days of the event allowing termination for a Good Reason.

15.3

Termination Benefits.

In the event of termination of the Executive’s employment with the Company pursuant to Sections 15.2 , the Company shall

 (i) pay a sum to the Executive equal to the remaining balance of salary that would have been earned until the end of the third anniversary of the Start Date;

(i) for a period of 16 months, continue to pay the premiums for any life insurance policy or health insurance policy paid for by the Company in accordance with the terms of this Agreement and in effect on the date of Executive’s termination and

 (ii) provide outplacement services, as offered by the Company on the date of termination (the "Termination Benefits").

The parties hereto agree that the Termination Benefits are to be in full satisfaction, compromise and release of any contractual and statutory claims arising out of any termination of the Employment  pursuant to Section 15.2, and such amounts shall be contingent upon the Executive's delivery of a compromise agreement of such claims upon termination of employment in a form reasonably satisfactory to the Company, it is being understood that no Termination Benefits shall be provided unless and until the Executive determines to enter into the said compromise agreement.

Braes SSSI Service Agreement

15.4

Notwithstanding termination of this Agreement as provided in this Section 15 or any other termination of Executive’s employment with the Company, Executive’s obligations under Section 17 hereof shall survive any termination of Executive’s employment with the Company at any time and for any reason.

16.

GARDEN LEAVE"\l 1 GARDEN LEAVE

16.1

Despite any other provision in this Agreement the Company is under no obligation to provide the Executive with work and may (if either party serves notice to terminate the Employment or if the Executive purports to terminate the Employment without due notice and the Company has not accepted that resignation) require the Executive to perform:

16.1.1

only a specified part of his normal duties, and no others;

16.1.2

such duties as it may reasonably require, and no others; or

16.1.3

no duties whatever

and may exclude the Executive from any premises of any Group Company ("Garden Leave").

16.2

During any period of Garden Leave, the Executive shall:-

16.2.1

remain an employee of the Company;

16.2.2

not (except as a representative of the Company or with the prior written approval of the Board) whether directly or indirectly, paid or unpaid, be engaged or concerned in the conduct of any other actual or prospective business or profession or be or become an employee, agent, partner, consultant or director of any other company or firm or assist or have any financial interest in any other such business or profession (provided the Executive shall not be prevented from holding an Investment);

Braes SSSI Service Agreement

16.2.3

not have any contact or communication with any client or customer, employee, officer, director, agent or consultant of the Company or any Group Company except such person(s) as the Company shall designate;

16.2.4

keep the Company informed of his whereabouts so that he can be called upon to perform any appropriate duties as required by the Company;

16.2.5

continue to receive his salary and, any bonus payment due under clause 6.2 and contractual benefits in the usual way; and

16.2.6

continue to be bound by his contractual and implied duties of good faith and fidelity.

17.

RESTRICTIVE COVENANTS"\l 1 RESTRICTIVE COVENANTS

17.1

In this clause:

"Customer" means any person, firm, company or entity who has at any time during the Relevant Period been a customer or client of the Company or any Group Company and with whom the Executive was materially involved or had personal dealings during the Relevant Period;

"Key Employee" means any employee of the Company or any Group Company who immediately prior to the Termination Date was a manager or consultant of the Company or any Group Company with whom the Executive had personal dealings during the Relevant Period;

"Prospective Customer" means any person, firm, company or entity who has at any time during the period of six months prior to the Termination Date been in negotiations with the Company or any Group Company for the provision of services and with whom during such period the Executive was materially involved or had personal dealings during the Relevant Period;

Braes SSSI Service Agreement

"Relevant Area" means any part of any country in which the Executive was actively involved in the business of the Company or any Group Company at any time during the Relevant Period;

"Relevant Period" means the period of 12 months ending on the Termination Date;

"Services" means services identical or similar to those being provided by the Company or any Group Company at the Termination Date and with which the Executive was materially involved during the Relevant Period;

"Termination Date" means the date on which the Employment terminates or, if the Executive spends a period on Garden Leave immediately before the termination of the Employment, such earlier date on which such Garden Leave commences.

17.2

The Executive covenants with the Company that he will not (save with the prior written consent of the Board (which shall not be unreasonably withheld)), directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his own account or as principal, partner, shareholder (disregarding any Investment), director, employee, consultant or in any other capacity whatsoever:-

17.2.1

for six months following the Termination Date be engaged or concerned in any business which is carried on in the Relevant Area and which is competitive with any business carried on by the Company or any Group Company at the Termination Date in which the Executive was materially involved in the course of the Employment;

17.2.2

for six months following the Termination Date and in competition with the Company or any Group Company canvass or solicit business or custom from any Customer or Prospective Customer in relation to Services;

Braes SSSI Service Agreement

17.2.3

for six months following the Termination Date and in competition with the Company or any Group Company be concerned with the provision to any Customer or Prospective Customer of Services or otherwise deal with any Customer or Prospective Customer in relation to Services;

17.2.4

for six months following the Termination Date and in competition with the Company or any Group Company canvass or solicit business or custom from any Supplier in relation to services identical or similar to those supplied to the Company or any Group Company in the Relevant Period;

17.2.5

for six months following the Termination Date and in competition with the Company or any Group Company be concerned with the receipt of services from any Supplier where such services are in competition with those supplied to the Company or any Group Company in the Relevant Period;

17.2.6

for six months following the Termination Date solicit or endeavour to solicit the employment or engagement of any Key Employee in a business which is in competition with the Company or any Group Company (whether or not such person would breach their contract of employment or engagement);

17.2.7

at any time after the Termination Date represent himself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or use any registered names or trading names associated with the Company or any Group Company.

17.3

The Executive has given the covenants in clause 17.2 above to the Company as trustee for itself and for each Group Company.  The Executive agrees that he shall (at the request and cost of the Company) enter into a direct agreement with any Group Company for which he performs services under which he will accept restrictions identical to the restrictions contained in this clause 17 (or such similar restrictions as will be appropriate provided that such restrictions

Braes SSSI Service Agreement

shall be no wider in scope than those contained in this clause) in relation to such Group Company.

17.4

Each of the restrictions contained in this clause is an entirely separate and independent restriction, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.

17.5

While the restrictions in this clause (on which the Executive has had the opportunity to take independent legal advice) are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such restriction should be held to be void or ineffective for any reason but would be treated as valid and effective if some part or parts of the restriction were deleted, the restriction in question will apply with such modification as may be necessary to make it valid and effective.

17.6

If, during the Employment or any period during which the restrictions in this clause 17 apply, any person, firm, company or entity offers to the Executive any arrangement or contract which might or would cause the Executive to breach any of the restrictions, he will notify that person, firm, company or entity of the terms of this clause 17.

18.

DISCIPLINARY AND GRIEVANCE PROCEDURE"\l 1 DISCIPLINARY AND GRIEVANCE PROCEDURE

18.1

There are no specific disciplinary rules that apply to the Executive except those provided in this Agreement.  If the Executive is dissatisfied with any disciplinary decision, he should apply in writing to the Board.

18.2

The Company may at any time suspend the Executive on full pay for a period of up to 20 working days, or such longer period as shall be reasonably necessary, for the purposes of investigating any allegation of misconduct or neglect against him.

18.3

If the Executive wishes to obtain redress of any grievance relating to the Employment or make any protected disclosure in accordance with the Public

Braes SSSI Service Agreement

Interest Disclosure Act 1998, he shall apply in writing to the Managing Director with a copy to the Chairman of the Board, setting out the nature and details of any such grievance or disclosure.

19.

PERSONAL DATA"\l 1 PERSONAL DATA

The Executive consents to the Company or any Group Company holding and processing both electronically and manually any data (which may include sensitive personal data) which relates to the Executive for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations.  The Executive also consents to the transfer of such personal data to other offices the Company may have or to a Group Company or to other third parties, whether or not in the European Economic Area, for administration purposes and other purposes in connection with the Executive's employment where it is necessary or desirable for the Company to do so.

20.

E-MAIL AND INTERNET"\l 1 E-MAIL AND INTERNET

Telephone calls made and received by the Executive using the Company's equipment, use of the e-mail system to send or receive business or personal correspondence and use of the Internet may be monitored and/or recorded by the Company. The Executive acknowledges that the content of any communications using the Company's systems will not be private and confidential to the Executive.

21.

NOTICES"\l 1 NOTICES

Any notice to be given under this Agreement shall be in writing.  Notices may be given by either party by personal delivery or post or by fax addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) either to his address shown in this Agreement or to his last known address and shall be deemed to have been served at the time at which it was delivered personally or transmitted or, if sent by post, would be delivered in the ordinary course of post.

Braes SSSI Service Agreement

22.

FORMER AGREEMENTS"\l 1 FORMER AGREEMENTS

22.1

This Agreement contains the entire understanding between the parties and is in substitution for any previous letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the employment or engagement of the Executive, which shall be deemed to have been terminated by mutual consent as from the commencement of this Agreement.

22.2

The Executive hereby warrants and represents to the Company that he will not, in entering into this Agreement or carrying out his duties under this Agreement, be in breach of any terms of employment whether express or implied or any other obligation binding upon him.

23.

CONSTRUCTION"\l 1 CONSTRUCTION

23.1

The headings in this Agreement are inserted for convenience only and shall not affect its construction.

23.2

Any reference to a statutory provision shall be construed as a reference to any statutory modification or re-enactment of such provision (whether before or after the date of this Agreement) for the time being in force.

23.3

The schedules to this Agreement, if any, form part of and are incorporated into this Agreement.

23.4

No modification, variation or amendment to this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of both parties.

24.

THIRD PARTY RIGHTS"\l 1 THIRD PARTY RIGHTS

Any Group Company may enforce the terms of this Agreement against the Executive but this Agreement shall not convey any rights on any other third party and the provisions of the Contracts (Rights of Third Parties) Act 1999 shall be excluded for these purposes.

Braes SSSI Service Agreement

25.

PROPER LAW"\l 1 PROPER LAW

Any dispute, controversy, proceedings or claim of whatever nature arising out of or relating to this Agreement shall be governed by, and this Agreement shall be construed in all respects, in accordance with English law.

IN WITNESS whereof this Agreement has been executed as a deed on the date first above written

EXECUTED as a deed by

)

SECURE RISKS LIMITED

)

Director

and signed by two duly authorised

)

Director/Secretary

officers on its behalf

)

/s/  Michael J. Skellern

EXECUTED and DELIVERED

as a deed by BRUCE M. BRAES

/s/  Bruce Braes

in the presence of

Signature of witness

/s/ Maria Louise Braes

Address

13 Westcroft Court

Beechwood Grove

Livingston

EH54 7EW

Occupation

Housewife

19

Braes SSSI Service Agreement